EXHIBIT 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 30, 2007	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports First Quarter Financial Results

Significant Pro forma Production Gains

HOUSTON, April 30, 2007—Cabot Oil & Gas Corporation today announced first quarter 2007 net income of $48.5 million, or $0.50 per share, which includes $4.9 million, or $0.05 per share, of after- tax gain. This gain relates to the closing on certain consents to assign resulting from the third quarter 2006 asset sale. Last year for the first quarter, the Company set a record with $53.2 million in net income, or $0.55 per share.

“The lack of an early winter and continuing high levels of natural gas storage put downward pressure on natural gas prices. Lower gas prices along with reduced oil production due to the sale of assets in the third quarter of 2006 reduced the comparative revenue,” said Dan O. Dinges, Chairman, President and Chief Executive Officer.

The Company’s average realized natural gas price for the quarter was $7.42 per Mcf, versus $8.22 per Mcf recorded in the first quarter of 2006. Oil realizations were down by nearly 13 percent in comparable first quarter periods, reporting $53.36 per barrel for the 2007 first quarter.

“Our organic drilling program has been very successful in increasing our production,” stated Dinges. “We have almost overcome our loss of production from our third quarter 2006 asset sale; our production in the first quarter of 2007 was 21.0 Bcfe versus 21.3 Bcfe in the first quarter of 2006. When you look at the production for our ‘going forward’ assets, this year’s first quarter equivalent production was 21.0 Bcfe versus last year’s pro forma first quarter level of 16.8 Bcfe, or 25 percent higher this year over last.” Dinges added, “Our efforts to ramp up our drilling program, which aided in this increased production, benefited from the milder winter, as we drilled 100 wells in the first quarter of 2007 with a 99 percent success rate. This well count was 41 percent above the comparable period last year and more successful.”

Lower prices also led to lower cash flow levels, as the Company reported discretionary cash flow of $106.7 million, compared to $117.9 million last year. For operating cash flow, the 2007 first quarter number was $135.9 million, compared to 2006 at $155.0 million.

Expenses in total were lower with improvements in exploration, other taxes and interest expense more than offsetting higher levels for depreciation, depletion and amortization, general and administrative and stock compensation expense.

“While I would like to set earnings records quarter after quarter, clearly this pricing environment, while it is still very good, made it difficult to improve year-over-year,” commented Dinges. “My excitement comes not from book earnings, but from the program expansion, increased drilling success and our increase in production.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s first quarter financial and operating results discussion with financial analysts on Tuesday, May 1, at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 4857770. A replay will be available through Thursday, May 3, 2007. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company's website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

# # #

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended March 31,
	2007	2006
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	5.8	5.8
Gulf Coast	6.5	7.2
West	6.4	5.4
Canada	1.1	0.5

Total	19.8	18.9
Less: Production from properties sold in 2006 (1)	—	(3.0)

Adjusted Total	19.8	15.9

Crude/Condensate/Ngl
East	6	7
Gulf Coast	148	333
West	47	56
Canada	6	4

Total	207	400
Less: Production from properties sold in 2006 (1)	—	(250)

Adjusted Total	207	150

Equivalent Production (Bcfe)	21.0	21.3
Less: Production from properties sold in 2006 (1)	—	(4.5)

Adjusted Equivalent Production (Bcfe)	21.0	16.8

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$8.08	$9.31
Gulf Coast	$7.75	$8.21
West	$6.51	$7.08
Canada	$7.46	$8.12
Total (2)	$7.42	$8.22

Crude/Condensate Price ($/Bbl)
East	$53.49	$59.15
Gulf Coast	$53.07	$61.36
West	$54.17	$60.64
Canada	$54.44	$48.67
Total (2)	$53.36	$61.11

WELLS DRILLED
Gross	100	71
Net	92	57
Gross Success Rate	99%	97%

(1)	These amounts relate to production associated with offshore and certain south Louisiana properties sold during the third quarter of 2006.
(2)	These realized prices include the realized impact of derivative instrument settlements.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
Operating Revenues
Natural Gas Production	$146,750	$155,167
Brokered Natural Gas	33,177	32,819
Crude Oil and Condensate	10,942	24,180
Other	704	2,602

	191,573	214,768

Operating Expenses
Brokered Natural Gas Cost	28,699	29,245
Direct Operations - Field and Pipeline	17,131	17,630
Exploration	5,652	11,614
Depreciation, Depletion and Amortization	37,381	35,515
General and Administrative (excluding Stock-Based Compensation)	11,645	9,366
Stock-Based Compensation (1)	6,635	4,886
Taxes Other Than Income	13,165	15,495

	120,308	123,751
Gain on Sale of Assets (2)	7,920	207

Income from Operations	79,185	91,224
Interest Expense and Other	3,924	6,150

Income Before Income Taxes	75,261	85,074
Income Tax Expense	26,714	31,909

Net Income	$48,547	$53,165

Net Earnings Per Share - Basic	$0.50	$0.55
Weighted Average Common Shares Outstanding	96,695	97,360

(1)	Includes the impact of the Company’s performance share and restricted stock amortization as well as expense related to stock options and stock appreciation rights.
(2)	Gain on Sale of Assets is primarily related to the sale in the third quarter of 2006 of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2007	December 31, 2006
Assets
Current Assets	$219,519	$315,682
Property, Equipment and Other Assets	1,589,967	1,487,897
Deferred Income Taxes	33,871	30,912

Total Assets	$1,843,357	$1,834,491

Liabilities and Stockholders’ Equity
Current Liabilities	$217,110	$251,027
Long-Term Debt, excluding Current Maturities	210,000	220,000
Deferred Income Taxes	367,387	347,430
Other Liabilities	82,967	70,836
Stockholders’ Equity	965,893	945,198

Total Liabilities and Stockholders’ Equity	$1,843,357	$1,834,491

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2007	2006
Cash Flows From Operating Activities
Net Income	$48,547	$53,165
Income Charges Not Requiring Cash	44,551	40,385
Gain on Sale of Assets	(7,920)	(207)
Deferred Income Tax Expense	15,874	12,893
Changes in Assets and Liabilities	33,289	40,111
Stock-Based Compensation Tax Benefit	(4,135)	(2,952)
Exploration Expense	5,652	11,614

Net Cash Provided by Operations	135,858	155,009

Cash Flows From Investing Activities
Capital Expenditures	(113,748)	(103,116)
Proceeds from Sale of Assets	5,784	541
Exploration Expense	(5,652)	(11,614)

Net Cash Used in Investing	(113,616)	(114,189)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1,144	1,062
Net Decrease in Debt	(10,000)	(45,000)
Stock-Based Compensation Tax Benefit	4,135	2,952
Dividends Paid	(1,933)	(1,946)

Net Cash Used In Financing	(6,654)	(42,932)

Net Increase / (Decrease) in Cash and Cash Equivalents	$15,588	$(2,112)

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share
(In thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
As Reported - Net Income	$48,547	$53,165
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(4,926)	(128)

Net Income Excluding Selected Items	$43,621	$53,037

As Reported - Net Earnings Per Share	$0.50	$0.55
Per Share Impact of Reversing Selected Items	(0.05)	(0.01)

Net Earnings Per Share Including Reversal of Selected Items	$0.45	$0.54

Weighted Average Common Shares Outstanding	96,695	97,360

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Quarter Ended March 31,
	2007	2006
Discretionary Cash Flow
As Reported - Net Income	$48,547	$53,165
Plus / (Less):
Income Charges Not Requiring Cash	44,551	40,385
Gain on Sale of Assets	(7,920)	(207)
Deferred Income Tax Expense	15,874	12,893
Exploration Expense	5,652	11,614

Discretionary Cash Flow	106,704	117,850
Changes in Assets and Liabilities	33,289	40,111
Stock-Based Compensation Tax Benefit	(4,135)	(2,952)

Net Cash Provided by Operations	$135,858	$155,009

Net Debt Reconciliation
(In thousands)

	March 31, 2007	December 31, 2006
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	210,000	220,000

Total Debt	$230,000	$240,000
Stockholders’ Equity	965,893	945,198

Total Capitalization	$1,195,893	$1,185,198

Total Debt	$230,000	$240,000
Less: Cash and Cash Equivalents	(57,442)	(41,854)

Net Debt	$172,558	$198,146

Net Debt	$172,558	$198,146
Stockholders’ Equity	965,893	945,198

Total Adjusted Capitalization	$1,138,451	$1,143,344

Total Debt to Total Capitalization Ratio	19.2%	20.2%
Less: Impact of Cash and Cash Equivalents	4.0%	2.9%

Net Debt to Adjusted Capitalization Ratio	15.2%	17.3%